Western Goldfields
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Form of Proxy - Annual General and Special Meeting to be held on May 14, 2009

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.
9. Proxies may also be voted by fax to 1-866-249-7775 (toll-free) or 416-463-9524 (international).
10. The proxy must be received no less than two days (excluding Saturdays, Sundays and holidays) prior to the Meeting or any postponement or adjournment therof. Proxies received after such time may be accepted or rejected by the Chair of the Meeting in the Chair's discretion.

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Proxies submitted must be received by 4:30 pm, Eastern Time, on May 12, 2009.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER **HOLDER ACCOUNT NUMBER** **ACCESS NUMBER**

Appointment of Proxyholder

I/We, being holder(s) of Western Goldfields Inc. hereby appoint: Randall Oliphant, or failing this person, Brian Penny,

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the annual and special meeting of shareholders (the "**Meeting**") of Western Goldfields Inc. (the "**Company**" or "**Western**") to be held at the TSX Broadcast & Conference Centre, Gallery Room, 130 King Street West, Toronto, Ontario M5X 1J2 on Thursday, May 14, 2009 at 4:30 p.m. (Toronto time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Withhold
1. **Election of Directors** Management recommends that you vote **FOR** all of the nominees listed in the Management Information Circular. Vote FOR or WITHHOLD for all nominees proposed by Management.	☐	☐

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	For	Withhold
2. **Appointment of Auditors** To appoint PricewaterhouseCoopers LLP, Licensed Public Accountants, as auditors of the Company for the ensuing year and to authorize the directors to fix their remuneration.	☐	☐

	For	Against
3. **Special Resolution** To consider and, if deemed appropriate, to pass, with or without variation, a special resolution authorizing the board of directors to determine the size of the board between the minimum and maximum provided in the articles.	☐	☐

	For	Against
4. **Special Resolution** To consider and, if deemed appropriate, to pass, with or without variation, a special resolution approving a plan of arrangement pursuant to Section 182 of the *Business Corporations Act* (Ontario) involving Western and New Gold Inc. ("**New Gold**"), pursuant to which, among other things, New Gold will acquire all of the common shares of Western and the shareholders of Western will receive one common share of New Gold and $0.0001 in cash for each Western common share, all as more particularly described in the accompanying management information circular.	☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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